As filed with the Securities and Exchange Commission on December 22, 2009
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

LANDEC CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	94-3025618
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3603 Haven Street
Menlo Park, California 94025
(Address of principal executive offices, including zip code)

LANDEC CORPORATION 2009 STOCK INCENTIVE PLAN

(Full title of the plan)

Gary Steele
President & Chief Executive Officer
Landec Corporation
3603 Haven Avenue
Menlo Park, CA 94025-1010
(Name and address of agent for service)

(650) 306-1650
(Telephone number, including area code, of agent for service)

Copy to:

Geoffrey Leonard, Esq.
Ropes & Gray LLP
One Embarcadero Center
Suite 2200
San Francisco, CA 94111-3711
(415) 315-6300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, par value $0.001	1,900,000	$5.94	$11,286,000.00	$804.69

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover an indeterminate number of additional shares which may be offered and issued under the Landec Corporation 2009 Stock Incentive Plan (the “Plan”) to prevent dilution resulting from any stock dividend, stock split, recapitalization or any other similar transaction.

(2)
Estimated pursuant to Rules 457(h) and 457(c) under the Securities Act solely for the purpose of calculating the registration fee of shares reserved for future issuance under the Plan, based upon the average of the high and low sales prices of the Registrant’s Common Stock on December  16, 2009  as reported on the NASDAQ Global Select Market

(3)
Pursuant to Rule 457(p) under the Securities Act, $10.09 of the registration fee is offset by outstanding registration fees, previously paid by the Registrant with respect to 12,475 unsold shares of Common Stock registered under the Registration Statement on Form S-8 (No. 333-129895) filed on November 22, 2005

This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

LANDEC CORPORATION
REGISTRATION STATEMENT ON FORM S-8

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.          Plan Information ..*

Item 2.          Registrant Information and Employee Plan Annual Information.*

* The information specified in Item 1 and Item 2 of Part I of this Registration Statement on Form S-8 (the “Registration Statement”) is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Registration Statement.  The documents containing the information specified in Part I will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b)(1) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

The following documents previously filed by Landec Corporation (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference into this Registration Statement (other than information in a report on Form 8-K that is “furnished” and not “filed” pursuant to Form 8-K, and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information):

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended May 31, 2009, filed with the Commission on August 4, 2009;

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended August 30, 2009, filed with the Commission on September 30, 2009;

(c) The Registrant’s Current Reports on Form 8-K, filed with the Commission on September 29, 2009 and October 19, 2009; and

(d) The description of the Registrant’s Common Stock from its registration statement on Form 8-A, filed with the Commission on December 21, 1995, including  any amendment or report filed with the Commission for the purposes of updating such description.

In addition, all documents subsequently filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) prior to the filing of a post-effective amendment which indicate that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of filing such documents.

Item 4.          Description of Securities.

Not applicable.

Item 5.          Interests of Named Experts and Counsel.

Not applicable.

Item 6.          Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Registrant’s Certificate of Incorporation and Bylaws provide for indemnification of the Registrant’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors and officers to the fullest extent permitted by Delaware law

Item 7.          Exemption from Registration Claimed.

Not Applicable.

Item 8.          Exhibits

Exhibit Number	Description

3.1*	Certificate of Incorporation of Registrant, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated November 6, 2008

3.2*	Amended and Restated Bylaws of Registrant, incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K dated December 11, 2008

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

99.1*	Landec Corporation 2009 Stock Incentive Plan, incorporated herein by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K, dated October 15, 2009

* Incorporated by reference

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Item 9.          Undertakings

1.	The undersigned Registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) of this Item 9 do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

(b)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on this 22nd day of  December,  2009.

LANDEC CORPORATION

By:	/s/ Gregory S. Skinner
Gregory S. Skinner
Chief Financial Officer and Vice President of Finance

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary T. Steele and Gregory S. Skinner as his attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary T. Steele	President, Chief Executive Officer, Chairman of the Board of Directors	December 22, 2009
Gary T. Steele	and Director (Principal Executive Officer)

/s/ Gregory S. Skinner	Chief Financial Officer and Vice President, Finance	December 22, 2009
Gregory S. Skinner	(Principal Financial Officer)

/s/ Duke Bristow	Director	December 22, 2009
Duke Bristow

/s/ Frederick Frank	Director	December 22, 2009
Frederick Frank

/s/ Steven Goldby	Director	December 22, 2009
Steven Goldby

/s/ Stephen Halprin	Director	December 22, 2009
Stephen Halprin

/s/ Dean Hollis	Director	December 22, 2009
Dean Hollis

/s/Richard Schneider	Director	December 22, 2009
Richard Schneider

/s/Robert Tobin	Director	December 22, 2009
Robert Tobin

/s/ Nicholas Tompkins	Director	December 22, 2009
Nicholas Tompkins

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INDEX TO EXHIBITS

Exhibit Number	Description

3.1*	Certificate of Incorporation of Registrant, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated November 6, 2008

3.2*	Amended and Restated Bylaws of Registrant, incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K dated December 11, 2008

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Ropes & Gray (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

99.1*	Landec Corporation 2009 Stock Incentive Plan, incorporated herein by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K dated October 15, 2009

* Incorporated by reference.

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